UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, the board of directors (the “Board”) of Puma Biotechnology, Inc. (the “Company”) increased the size of the Board from three (3) to four (4) directors and appointed Troy E. Wilson, 45, to fill the resulting vacancy. In addition, the Board appointed Dr. Wilson to the Audit Committee of the Board. Dr. Wilson will serve on the Board for a term expiring at the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Dr. Wilson has been the President and Chief Executive Officer and a member of the board of managers of Avidity NanoMedicines LLC, a private biopharmaceutical company, since November 2012 and the President and Chief Executive Officer and a member of the board of managers of Wellspring Biosciences LLC, a private biopharmaceutical company, since July 2012 and May 2012, respectively. Dr. Wilson served as the President and Chief Executive Officer and a member of the board of directors of Intellikine, a private biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively. He has also been a member of the board of managers of Araxes Pharma LLC, a private biopharmaceutical company, since May 2012. He holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley. Dr. Wilson was selected as a director because of his background in finance and accounting and his experience in the life sciences industry.

Pursuant to the Company’s non-employee director compensation program, Dr. Wilson received an option to purchase 30,000 shares of the Company’s common stock in connection with his appointment to the Board and an option to purchase 10,000 shares of the Company’s common stock in connection with his appointment to the Audit Committee. Each of these options has an exercise price of $44.96 per share and will vest over a three-year period from the grant date, with 1/3 of the shares underlying the option vesting on the one-year anniversary of the grant date and then 1/36 of the shares vesting monthly over the next two years.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Dr. Wilson, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Dr. Wilson’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2013 as Exhibit 10.18.

There are no arrangements or understandings between Dr. Wilson and any other person pursuant to which he was selected as a director, nor are there any transactions in which Dr. Wilson has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: October 21, 2013	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President